Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

IEC Electronics Corp.
105 Norton Street
Newark, New York  14513

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of IEC Electronics Corp. our report dated November 11, 2010, relating to the financial statements of Southern California Braiding Co., Inc., which appears in the Current Report on Form 8-K/A of IEC Electronics Corp. dated March 2, 2011.

Sincerely,

/s/ Larry W. Gregson
Larry W. Gregson
Partner

Kushner, Smith, Joanou & Gregson, LLP
Irvine, California
June 13, 2011